CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-276764, 333-269424, 333-258859, 333-254310, and 333-233594) and Form S-8 (Nos. 333-272456, 333-270765, 333-269162, 333-268643, 333-265351, 333-258856, 333-241370 and 333-222763) of Solid Biosciences Inc. of our report dated March 13, 2024 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 13, 2024